ADP Reports Fourth Quarter and Fiscal 2023 Results; Provides Fiscal 2024 Outlook
•Revenues increased 9% to $18.0 billion for the year; 10% organic constant currency
•Employer Services new business bookings increased 10% for the year to $1.9 billion
•Net earnings increased 16% to $3.4 billion for the year, and adjusted net earnings increased 16% to $3.4 billion
•Adjusted EBIT increased 15% to $4.5 billion for the year, and adjusted EBIT margin increased 130 basis points to 24.8%
•Diluted earnings per share ("EPS") increased 17% to $8.21 for the year; adjusted diluted EPS increased 17% to $8.23
•Fiscal 2024 consolidated outlook includes revenue growth of 6% to 7%, adjusted EBIT margin expansion of 60 to 80 basis points, and adjusted diluted EPS growth of 10% to 12%

ROSELAND, N.J. – July 26, 2023 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its fourth quarter and fiscal 2023 financial results and provided its fiscal 2024 outlook.
Fourth Quarter and Fiscal 2023 Consolidated Results
Compared to last year’s fourth quarter, revenues increased 8% to $4.5 billion and 9% on an organic constant currency basis. Net earnings increased 24% to $777 million, and adjusted net earnings increased 25% to $781 million. Adjusted EBIT increased 23% to $1.0 billion, representing an adjusted EBIT margin increase of 270 basis points in the quarter to 22.5%. ADP’s effective tax rate for the quarter was 22.8% on a reported basis and an adjusted basis. Diluted EPS increased 25% to $1.87, and adjusted diluted EPS increased 26% to $1.89.
For the full year, revenues increased 9% to $18.0 billion, 10% organic constant currency. Net earnings increased 16% to $3.4 billion, and adjusted net earnings increased 16% to $3.4 billion. Adjusted EBIT increased 15% to $4.5 billion, resulting in adjusted EBIT margin expansion of 130 basis points to 24.8%. ADP's full year tax rate was 23.1% on both an effective basis and an adjusted basis. Diluted EPS increased 17% to $8.21, and adjusted diluted EPS increased 17% to $8.23, including a net share count reduction.
“Our stellar fourth quarter results capped off another very successful year," said Maria Black, President and Chief Executive Officer, ADP. "New business bookings were incredibly strong and Employer Services retention returned to a record level, underscoring our strong market position. As we look ahead, we are focused on expanding on our leadership with a simple set of priorities across our business – leading with best-in-class HCM technology, providing unmatched expertise and outsourcing solutions, and leveraging our global scale and reach to benefit our clients."
"Solid execution on our proven business model produced strong revenue and earnings growth in fiscal 2023," said Don McGuire, Chief Financial Officer, ADP. "Our fiscal 2024 outlook calls for continuing healthy revenue growth, new business bookings growth, and margin expansion as we continue to deliver on our promise to help our clients and their employees better navigate the complex and ever-changing world of work."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Fourth Quarter and Fiscal 2023 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year:
•Employer Services revenues increased 11% on a reported basis and 11% on an organic constant currency basis for the fourth quarter, and increased 10% on a reported basis and 11% on an organic constant currency basis for the fiscal year
•Employer Services new business bookings increased 10% to $1.9 billion for the fiscal year
•Employer Services client revenue retention increased to 92.2% for the fiscal year, from 92.1%
•U.S. pays per control increased 3% for the fourth quarter and increased 5% for the fiscal year
•Employer Services segment margin increased 480 basis points for the fourth quarter and increased 190 basis points for the fiscal year

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year:
•PEO Services revenues increased 4% for the fourth quarter and increased 8% for the fiscal year
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 2% for the fourth quarter and increased 7% for the fiscal year
•Average worksite employees paid by PEO Services increased 3% to about 722,000 for the fourth quarter and increased 6% to about 712,000 for the fiscal year
•PEO Services segment margin decreased 110 basis points for the fourth quarter and increased 60 basis points for the fiscal year

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year:
•Interest on funds held for clients increased 86% to $236 million for the fourth quarter and increased 80% to $813 million for the fiscal year
•Average client funds balances increased 6% to $34.7 billion for the fourth quarter and increased 5% to $34.1 billion for the fiscal year
•The average interest yield on client funds increased 120 basis points to 2.7% for the fourth quarter and increased 100 basis points to 2.4% for the fiscal year

Fiscal 2024 Outlook
Certain components of ADP’s fiscal 2024 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2023 pre-tax charges of about $9 million related to transformation initiatives
•Fiscal 2023 pre-tax charges of about $1 million related to legal settlements
•Fiscal 2024 expected pre-tax charges of about $5 million related to transformation initiatives
Consolidated Fiscal 2024 Outlook
•Revenue growth of 6% to 7%
•Adjusted EBIT margin expansion of 60 to 80 basis points
•Adjusted effective tax rate of about 23%
•Diluted EPS growth of 10% to 12%
•Adjusted diluted EPS growth of 10% to 12%
Employer Services Segment Fiscal 2024 Outlook
•Employer Services revenue growth of 7% to 8%
•Employer Services margin up 130 to 150 basis points
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 50 to 70 basis points
•Increase in U.S. pays per control of 1% to 2%
PEO Services Segment Fiscal 2024 Outlook
•PEO Services revenue growth of 3% to 5%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 3% to 5%
•PEO Services margin down 20 to 40 basis points
•PEO Services average worksite employee count growth of 3% to 4%
Client Funds Extended Investment Strategy Fiscal 2024 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of July 25, 2023. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 4.0%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $955 to $975 million; this is based on anticipated growth in client funds balances of 2% to 3% and an average yield that is anticipated to increase to 2.8%
•Total contribution from the client funds extended investment strategy of $815 to $835 million

Fiscal 2024 Outlook

		Fiscal 2023 (unaudited)	July 26, 2023 Fiscal 2024 Outlook (a)
Total ADP	Revenues	$18,012M	6 to 7%
	Adj. EBIT Margin	24.8%	60 to 80 bps
	Adj. Effective Tax Rate	23.1%	~23%
	Adj. Diluted EPS	$8.23	10 to 12%
Employer Services	Revenues	$12,043M	7 to 8%
	Margin	33.0%	130 to 150 bps
	ES New Business Bookings	$1.9B	4 to 7%
	Client Revenue Retention	92.2%	(70) to (50) bps
	U.S. Pays Per Control	5%	1 to 2%
PEO Services	Revenues	$5,984M	3 to 5%
	Revenues Ex Zero-Margin Pass-throughs	$2,183M	3 to 5%
	Margin	16.3%	(40) to (20) bps
	Average WSEs	712,000	3 to 4%
Client Funds Interest	Average Client Funds Balances	$34.1B	2 to 3%
	Yield on Client Funds Portfolio	2.4%	~2.8%
	Client Funds Interest Revenue	$813M	$955 to $975M
	Net Impact from Client Funds Extended Strategy	$730M	$815 to $835M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, July 26, 2023 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2021, 2022, and 2023 are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,784.7	$2,593.0	$11,222.0	$10,505.0
Interest on funds held for clients	235.7	126.8	813.4	451.8
PEO revenues (A) (B) (C)	1,457.4	1,407.8	5,976.8	5,541.5
Total revenues	4,477.8	4,127.6	18,012.2	16,498.3

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,148.7	2,068.6	8,657.4	8,252.6
Systems development and programming costs	222.3	212.8	844.8	798.6
Depreciation and amortization	114.4	104.5	451.2	410.7
Total costs of revenues	2,485.4	2,385.9	9,953.4	9,461.9

Selling, general, and administrative expenses	957.2	914.2	3,551.4	3,233.2
Interest expense	106.9	26.6	253.3	81.9
Total expenses	3,549.5	3,326.7	13,758.1	12,777.0

Other (income)/expense, net	(77.2)	(2.4)	(183.5)	(82.8)

Earnings before income taxes	1,005.5	803.3	4,437.6	3,804.1

Provision for income taxes	228.8	177.9	1,025.6	855.2

Net earnings	$776.7	$625.4	$3,412.0	$2,948.9

Basic earnings per share	$1.88	$1.50	$8.25	$7.04

Diluted earnings per share	$1.87	$1.50	$8.21	$7.00

Components of Other (income)/expense, net:
Interest income on corporate funds	$(66.7)	$(17.1)	$(149.5)	$(41.0)
Realized losses/(gains) on available-for-sale securities, net	0.8	4.6	14.7	4.4
Gain on sale of assets	—	—	—	(7.5)
Impairment of assets	1.8	18.7	2.1	23.0
Non-service components of pension income, net	(13.1)	(8.6)	(50.8)	(61.7)
Other (income)/expense, net	$(77.2)	$(2.4)	$(183.5)	$(82.8)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $16,043.3 million and $15,755.4 million for the three months ended June 30, 2023 and 2022, respectively, and $66,731.7 million and $62,619.2 million for the twelve months ended June 30, 2023 and 2022, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $954.6 million and $913.8 million for the three months ended June 30, 2023 and 2022, respectively, and $3,800.9 million and $3,514.4 million for the twelve months ended June 30, 2023 and 2022, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $130.4 million and $137.3 million for the three months ended June 30, 2023 and 2022, respectively, and $606.3 million and $638.2 million for the twelve months ended June 30, 2023 and 2022, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	June 30,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$2,083.5	$1,436.3
Accounts receivable, net of allowance for doubtful accounts of $53.0 and $56.8, respectively	3,009.6	3,170.6
Other current assets	743.9	628.8
Total current assets before funds held for clients	5,837.0	5,235.7
Funds held for clients	36,333.6	49,569.2
Total current assets	42,170.6	54,804.9
Long-term receivables, net of allowance for doubtful accounts of $0.1 and $0.1, respectively	8.5	9.1
Property, plant and equipment, net	681.4	652.6
Operating lease right-of-use asset	402.4	450.9
Deferred contract costs	2,769.7	2,579.7
Other assets	1,255.4	937.4
Goodwill	2,339.4	2,300.5
Intangible assets, net	1,343.6	1,333.1
Total assets	$50,971.0	$63,068.2

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$96.8	$110.2
Accrued expenses and other current liabilities	2,342.6	2,107.8
Accrued payroll and payroll-related expenses	941.4	862.6
Dividends payable	510.0	429.6
Short-term deferred revenues	188.6	188.2
Obligations under reverse repurchase agreements (A)	105.4	136.4
Income taxes payable	44.2	38.4
Total current liabilities before client funds obligations	4,229.0	3,873.2
Client funds obligations	38,538.6	51,285.5
Total current liabilities	42,767.6	55,158.7
Long-term debt	2,989.0	2,987.1
Operating lease liabilities	349.9	370.9
Other liabilities	933.7	924.2
Deferred income taxes	73.6	67.0
Long-term deferred revenues	348.1	335.0
Total liabilities	47,461.9	59,842.9

Stockholders' equity:
Preferred stock, $1.00 par value: Authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at June 30, 2023 and June 30, 2022; outstanding, 412.1 and 416.1 shares at June 30, 2023 and June 30, 2022, respectively	63.9	63.9
Capital in excess of par value	2,102.3	1,794.2
Retained earnings	22,118.0	20,696.3
Treasury stock - at cost: 226.6 and 222.7 shares at June 30, 2023 and June 30, 2022, respectively	(18,469.3)	(17,335.4)
Accumulated other comprehensive (loss)/ income	(2,305.8)	(1,993.7)
Total stockholders’ equity	3,509.1	3,225.3
Total liabilities and stockholders’ equity	$50,971.0	$63,068.2

(A) As of June 30, 2023, $104.6 million of long-term marketable securities and $0.8 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2022, $14.3 million of short-term marketable securities and $122.1 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Twelve Months Ended
	June 30,
	2023	2022
Cash Flows from Operating Activities:
Net earnings	$3,412.0	$2,948.9
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	549.3	515.1
Amortization of deferred contract costs	992.9	955.2
Deferred income taxes	(80.1)	36.6
Stock-based compensation expense	220.4	201.7
Net pension income	(42.6)	(53.4)
Net amortization of premiums and accretion of discounts on available-for-sale securities	23.0	101.0
Other	71.4	32.7
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	129.2	(486.5)
Increase in other assets	(1,357.4)	(1,258.4)
Decrease in accounts payable	(11.8)	(16.4)
Increase in accrued expenses and other liabilities	301.3	123.0
Net cash flows provided by operating activities	4,207.6	3,099.5

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(6,618.8)	(10,733.2)
Proceeds from the sales and maturities of corporate and client funds marketable securities	4,705.5	4,249.7
Capital expenditures	(206.3)	(174.4)
Additions to intangibles	(365.3)	(379.0)
Acquisitions of businesses, net of cash acquired	(32.4)	(11.7)
Proceeds from sale of property, plant, and equipment and other assets	—	34.2
Net cash flows used in investing activities	(2,517.3)	(7,014.4)

Cash Flows from Financing Activities:
Net (decrease)/increase in client funds obligations	(12,701.6)	17,057.9
Payments of debt	(1.0)	(0.9)
Repurchases of common stock	(1,121.4)	(1,969.4)
Net proceeds from stock purchase plan and stock-based compensation plans	91.6	96.5
Dividends paid	(1,903.6)	(1,659.0)
Net (payments)/proceeds related to reverse repurchase agreements	(44.7)	128.3
Net cash flows (used in)/provided by financing activities	(15,680.7)	13,653.4

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(21.1)	(98.7)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(14,011.5)	9,639.8

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	22,783.0	13,143.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$8,771.5	$22,783.0

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	2,083.5	1,436.3
Restricted cash and restricted cash equivalents included in funds held for clients	6,688.0	21,346.7
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$8,771.5	$22,783.0

Supplemental disclosures of cash flow information:
Cash paid for interest	$246.5	$74.8
Cash paid for income taxes, net of income tax refunds	$1,080.7	$856.8

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
Segment revenues
Employer Services	$3,021.3	$2,722.9	11%	$12,042.6	$10,967.7	10%
PEO Services	1,459.5	1,409.0	4%	5,984.2	5,545.7	8%
Other	(3.0)	(4.3)	n/m	(14.6)	(15.1)	n/m
Total revenues	$4,477.8	$4,127.6	8%	$18,012.2	$16,498.3	9%

Segment earnings
Employer Services	$931.6	$709.3	31%	$3,974.2	$3,406.3	17%
PEO Services	230.3	238.3	(3)%	977.3	871.2	12%
Other	(156.4)	(144.3)	n/m	(513.9)	(473.4)	n/m
Total pretax earnings	$1,005.5	$803.3	25%	$4,437.6	$3,804.1	17%

Segment margin
Employer Services	30.8%	26.0%	4.8%	33.0%	31.1%	1.9%
PEO Services	15.8%	16.9%	(1.1)%	16.3%	15.7%	0.6%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	22.5%	19.5%	3.0%	24.6%	23.1%	1.6%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Earnings per share information	2023	2022	% Change	2023	2022	% Change
Net earnings	$776.7	$625.4	24%	$3,412.0	$2,948.9	16%

Basic weighted average shares outstanding	412.4	415.9	(1)%	413.7	418.8	(1)%
Basic earnings per share	$1.88	$1.50	25%	$8.25	$7.04	17%

Diluted weighted average shares outstanding	414.3	418.2	(1)%	415.7	421.1	(1)%
Diluted earnings per share	$1.87	$1.50	25%	$8.21	$7.00	17%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	3%	7%	5%	7%

PEO Services:
Paid PEO worksite employees at end of period	731,000	706,000	731,000	706,000
Average paid PEO worksite employees during the period	722,000	704,000	712,000	670,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$954.6	$913.8	$3,800.9	$3,514.4
Workers' compensation and state unemployment taxes	$130.4	$137.3	$606.3	$638.2

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
Average investment balances at cost (in billions)
Funds held for clients	$34.7	$32.8	6%	$34.1	$32.5	5%
Corporate extended (A)	$6.8	$3.8	79%	$4.7	$2.3	104%
Short-term financing to support Client Funds Strategy (A)	$6.8	$3.8	79%	$4.7	$2.3	104%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	2.7%	1.5%		2.4%	1.4%
Corporate extended (A)	2.7%	1.5%		2.1%	1.4%
Short-term financing to support Client Funds Strategy (A)	5.2%	0.9%		3.9%	0.5%

Interest income (expense)
Funds held for clients	$235.7	$126.8	86%	$813.4	$451.8	80%
Corporate extended (B)	46.7	13.6	243%	99.0	33.9	192%
Short-term financing to support Client Funds Strategy (B)	(89.0)	(8.8)	n/m	(182.4)	(10.6)	n/m
Net Impact from Client Funds Strategy	$193.4	$131.6	47%	$730.0	$475.1	54%

Funds Held for Clients - Supplemental Information

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Average balance - Client short	$7.9	$6.7	$6.9	$7.7
Average balance - Client extended	14.9	14.3	15.4	14.2
Average balance - Client long	11.9	11.8	11.8	10.6
Average balance - Funds held for clients (in billions)	$34.7	$32.8	$34.1	$32.5

Average interest rate - Client short	4.7%	0.6%	4.0%	0.2%
Average interest rate - Client extended	1.9%	1.4%	1.8%	1.4%
Average interest rate - Client long	2.5%	2.2%	2.4%	2.2%
Average interest rate - Funds held for clients	2.7%	1.5%	2.4%	1.4%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Corporate extended interest income (B)	$46.7	$13.6	$99.0	$33.9
All other interest income	20.0	3.5	50.5	7.1
Total interest income on corporate funds (component of Other (income)/expense, net)	$66.7	$17.1	$149.5	$41.0

Short-term financing to support Client Funds Strategy (B)	$89.0	$8.8	$182.4	$10.6
All other interest expense	17.9	17.8	70.9	71.3
Total interest expense	$106.9	$26.6	$253.3	$81.9

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Extended Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Twelve Months Ended
	June 30,		% Change	June 30,		% Change
	2023	2022	As Reported	2023	2022	As Reported
Net earnings	$776.7	$625.4	24%	$3,412.0	$2,948.9	16%
Adjustments:
Provision for income taxes	228.8	177.9		1,025.6	855.2
All other interest expense (a)	17.9	17.8		70.9	71.3
All other interest income (a)	(20.0)	(3.5)		(50.5)	(7.1)
Transformation initiatives (b)	0.9	1.1		8.7	3.5
Legal settlements (c)	5.0	—		1.2	—
Adjusted EBIT	$1,009.3	$818.7	23%	$4,467.9	$3,871.8	15%
Adjusted EBIT Margin	22.5%	19.8%		24.8%	23.5%

Provision for income taxes	$228.8	$177.9	29%	$1,025.6	$855.2	20%
Adjustments:
Transformation initiatives (d)	0.2	0.4		2.2	0.8
Legal settlements (d)	1.2	—		0.2	—
Adjusted provision for income taxes	$230.2	$178.3	29%	$1,028.0	$856.0	20%
Adjusted effective tax rate (e)	22.8%	22.2%		23.1%	22.5%

Net earnings	$776.7	$625.4	24%	$3,412.0	$2,948.9	16%
Adjustments:
Transformation initiatives (b)	0.9	1.1		8.7	3.5
Income tax (benefit)/provision for transformation initiatives (d)	(0.2)	(0.4)		(2.2)	(0.8)
Legal settlements (c)	5.0	—		1.2	—
Income tax (benefit)/provision for legal settlements (d)	(1.2)	—		(0.2)	—
Adjusted net earnings	$781.2	$626.1	25%	$3,419.5	$2,951.6	16%

Diluted EPS	$1.87	$1.50	25%	$8.21	$7.00	17%
Adjustments:
Transformation initiatives (b) (d)	—	—		0.02	0.01
Legal settlements (c) (d)	0.01	—		—	—
Adjusted diluted EPS	$1.89	$1.50	26%	$8.23	$7.01	17%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended June 30, 2023, transformation initiatives include consulting costs relating to our company wide transformation initiatives. In the twelve months ended June 30, 2023, transformation initiatives include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) Represents net charges (reserves and insurance recovery) from legal matters during fiscal 2023.

(d) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(e) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue growth consolidated:	2023	2022	2023	2022

Employer Services	11%	8%	10%	8%
PEO Services	4%	16%	8%	15%
Consolidated revenue growth as reported	8%	10%	9%	10%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	2%	1%	—%
Consolidated revenue growth, organic constant currency	9%	12%	10%	10%

Segment:

Employer Services revenue growth as reported	11%	8%	10%	8%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	—%	1%	1%	—%
Employer Services revenue growth, organic constant currency	11%	9%	11%	8%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2023 to Fiscal 2024 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2024
	Fiscal 2023		Outlook
Earnings before income taxes / margin (GAAP)	$4,437.6	24.6%	60 to 80 bps
All other interest expense (a)	70.9	40 bps	-
All other interest income (a)	(50.5)	(25) bps	5 bps
Transformation initiatives (b) - FY23	8.7	5 bps	(5) bps
Transformation initiatives - FY24	-	-	-
Legal settlements - FY23	1.2	-	-
Adjusted EBIT margin (Non-GAAP)	$4,467.9	24.8%	60 to 80 bps

Effective tax rate (GAAP)		23.1%	23.0%
Transformation initiatives (b) - FY23		-	-
Transformation initiatives - FY24		-	-
Adjusted effective tax rate (Non-GAAP)		23.1%	23.0%

Diluted earnings per share (GAAP)		$8.21	10% to 12%
Transformation initiatives (b) - FY23		0.02	-
Transformation initiatives - FY24		-	-
Adjusted diluted earnings per share (Non-GAAP)		$8.23	10% to 12%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2023, transformation initiatives include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance.Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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